Exhibit 3.3

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Amendment to

Certificate of Designation

Before Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation

For Nevada Profit Corporations

(Pursuant to NRS 78.1955 - Before Issuance of Class or Series)

1. Name of corporation:

Galectin Therapeutics, Inc.

2. The original class or series of stock set forth:

Common Stock (Class W)

3. By a resolution of the board of directors the original class or series is amended as follows:

By its Articles of Incorporation, as amended, and in accordance with Section 78.1955 of the Revised Statutes of the State of Nevada, the Board of Directors adopted a resolution amending the Certificate of Designation of Preferences, Rights and Limitations of Common Stock (Class W), as further described in Exhibit A attached hereto.

4. As of the date of this certificate no shares of the class or series of stock have been issued.

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

Signature of Officer

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Designation - Before Revised: 1-5-15

GALECTIN THERAPEUTICS, INC.

FIRST AMENDMENT TO

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

COMMON STOCK (Class W)

PURSUANT TO SECTION 78.1955 OF THE

NEVADA REVISED STATUTES

The undersigned, Peter G. Traber, MD, does hereby certify that:

1. He is the Chief Executive Officer and President of Galectin Therapeutics, Inc., a Nevada corporation (the “Corporation”).

2. The Corporation is authorized to issue 20,000,000 shares of undesignated stock of which 14,001,000 shares have been previously designated as preferred stock and of which 5,999,999 shares have been previously designated as a new class of common stock known as Common Stock (Class W) (“Common Stock (Class W)”).

3. On March 23, 2017, the Board of Directors of the Corporation voted to approve the First Amendment (the “First Amendment-Series A”) to the Certificate of Designation of Preferences, Rights and Limitations of the Series A 12% Convertible Preferred Stock (“Series A Preferred Stock”) which First Amendment-Series A reduces the number of shares designated to the Series A Preferred Stock from 5,000,000 shares to 1,742,500 shares (a reduction of 3,257,500 shares) and to file this First Amendment-Series A to accomplish such amendment.

4. On March 23, 2017, the Board of Directors of the Corporation further voted to approve the First Amendment (the “First Amendment-Series B”) to the Certificate of Designation of Preferences, Rights and Limitations of the Series B-1 Convertible Preferred Stock, the Series B-2 Convertible Preferred Stock and the Series B-3 Convertible Preferred Stock (“Series B Preferred Stock”) which First Amendment-Series B reduces the number of shares designated to the Series B-3 Preferred Stock from 6,000,000 shares to 2,508,000 shares (a reduction of 3,492,000 shares), and to file the First Amendment-Series B to accomplish such amendment.

5. On March 23, 2017 the Board of Directors of the Corporation further voted to approve the First Amendment (the First Amendment-Class W) to the Certificate of Designation of Preferences, Rights and Limitations of Common Stock (Class W) to increase the number of shares designated to Common Stock (Class W) from 5,999,000 shares to 12,748,500 shares.

6. No shares of Common Stock (Class W) have been issued. Accordingly, this First Amendment may be approved by a resolution of the Board of Directors of the Corporation pursuant to NRS 78.1955(2).

7. The Certificate of Designation-Common Stock (Class W) is hereby amended by striking Section 2 thereof and inserting the following in lieu thereof:

“Section 2. Designation Amount. There shall be a class of capital stock of the Corporation designated as the Corporation’s Common Stock (Class W) (the “Common Stock (Class W)”) of which the number of shares so designated shall be 12,748,500 shares. The Common Stock (Class W) may be issued in one or more series or sub-series.”

8. Except as amended hereby, the Certificate of Designation-Common Stock (Class W) shall remain in full force and effect.